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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                     THE PNC FINANCIAL SERVICES GROUP, INC.
                             (as of April 24, 2001)

         FIRST. The name of the corporation is The PNC Financial Services Group, Inc.

         SECOND. The address of the corporation's registered office in the Commonwealth of Pennsylvania is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.

         THIRD. The corporation is incorporated under the provisions of the Business Corporation Law, the Act approved May 5, 1933, P.L. 364, as amended. The purpose of the corporation is, and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under such Act.

         FOURTH. The term of the corporation's existence is perpetual.

         FIFTH. The authority to make, amend and repeal the by-laws of the corporation is hereby vested in the Board of Directors, subject always to the power of the shareholders to change any such action.

         SIXTH. The aggregate number of shares of capital stock which the corporation shall have authority to issue is 820,000,000 shares divided into two classes consisting of 20,000,000 shares of preferred stock of the par value of $1.00 each ("Preferred Stock") and 800,000,000 shares of common stock of the par value of $5.00 each ("Common Stock").

         SEVENTH. The following is a statement of certain of the designations, preferences, qualifications, privileges, limitations, restrictions, and special or relative rights in respect of the Preferred Stock and the Common Stock and a statement of the authority vested in the Board of Directors to fix by resolution any designations, preferences, privileges, qualifications, limitations, restrictions and special or relative rights of any series of Preferred Stock which are not fixed hereby:

                                 PREFERRED STOCK

         1. Issuance in series. The shares of Preferred Stock may be issued from time to time in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares of any particular series shall be identical except, if entitled to cumulative dividends, as to the date or dates from which dividends thereon shall be cumulative. The shares of any one series need not be identical or rank equally with the shares of any other series except as required by law or as provided hereby. The Board of Directors is expressly vested with authority to establish and designate any one or more series of Preferred Stock and to fix and determine by resolution any designations, preferences, qualifications, privileges,
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limitations, restrictions or special or relative rights of additional series which are not fixed hereby, including the following:

               (a) The number of shares to constitute the series and the distinctive designation thereof.

               (b) The dividend rate, the dates for payment of dividends, whether dividends shall be cumulative, and, if so, the date or dates from which and the extent to which dividends shall be cumulative.

               (c) The amount or amounts payable upon voluntary or involuntary liquidation of the Corporation.

               (d) The voting rights, if any, of the holders of shares of the series.

               (e) The redemption price or prices, if any, and the terms and conditions on which shares may be redeemed.

               (f) Whether the shares of the series shall be convertible into or exchangeable for shares of capital stock of the Corporation or other securities, and, if so, the conversion price or prices or the rate or rates of conversion or exchange, any adjustments thereof, and any other terms and conditions of conversion or exchange.

               (g) Whether the shares of the series shall be entitled to the benefit of any retirement or sinking fund to be applied to the purchase or redemption of such shares, and, if so, the amount thereof and the terms and conditions relative to the operation thereof.

               (h) The rank of the shares of the series, as in dividends and assets, in relation to the shares of any other class or series of capital stock of the Corporation.

               (i) Such other preferences, qualifications, privileges, limitations, restrictions or special or relative rights of any series as are not fixed hereby and as the Board of Directors may deem advisable and state in such resolutions.

         2. Dividends. The holders of shares of each series of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate which shall have been fixed hereby or by the Board of Directors as authorized hereby with respect to such series, and no more except as shall have been determined by the Board of Directors as authorized hereby. If dividends on a particular series shall have been determined hereby or by the Board of Directors as authorized hereby to be cumulative, no dividends shall be paid or set apart for payment or declared on the Common Stock or on any class or series of stock of the Corporation ranking as to dividends subordinate to such series (other than dividends payable in Common Stock or in any class or series of stock of the Corporation ranking as to dividends and assets subordinate to such series) and no payment shall be made or set apart for the purchase, redemption or other acquisition for value of any shares of Common Stock or of any class or series of stock of the Corporation ranking as to dividends or assets subordinate to such series, until dividends (to the extent cumulative) for all past dividend periods on all outstanding shares of such series have been paid, or declared and set apart for payment, in full. In case dividends for any dividend period are not paid in full on all shares of Preferred Stock ranking equally as to dividends, all such shares shall participate ratably in the payment of dividends for such period in proportion to the full amounts of dividends to which they are respectively entitled.

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         3. Liquidation of the Corporation. In the event of voluntary or involuntary liquidation of the Corporation the holders of shares of each series of Preferred Stock shall be entitled to receive from the assets of the Corporation (whether capital or surplus), prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to such series, the amount fixed hereby or by the Board of Directors as authorized hereby for such series, plus, in case dividends on such series shall have been determined hereby or by the Board of Directors as authorized hereby to be cumulative, an amount equal to the accrued and unpaid dividends thereon (to the extent cumulative) computed to the date on which payment thereof is made available, whether or not earned or declared. After such payment to the holders of shares of such series, any remaining balance shall be paid to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to such series, as they may be entitled. If, upon liquidation of the Corporation, its assets are not sufficient to pay in full the amounts so payable to the holders of shares of all series of Preferred Stock ranking equally as to assets, all such shares shall participate ratably in the distribution of assets in proportion to the full amounts to which they are respectively entitled. Neither a merger nor a consolidation of the Corporation into or with any other corporation nor a sale, transfer or lease of all or part of the assets of the Corporation shall be deemed a liquidation of the Corporation within the meaning of this paragraph.

         4. Voting rights. (a) Except as otherwise required by law, holders of shares of Preferred Stock shall have only such voting rights, if any, as shall have been fixed and determined hereby or by the Board of Directors as authorized hereby. Except as otherwise required by law or as otherwise provided hereby or by the Board of Directors as authorized hereby, holders of Preferred Stock having voting rights and holders of Common Stock shall vote together as one class.

              (b) If the Corporation shall have failed to pay, or declare and set apart for payment, dividends on all outstanding shares of Preferred Stock in an amount equal to six quarterly dividends at the rates payable upon such shares (whether or not such dividends are cumulative), the number of directors of the Corporation shall be increased by two at the first annual meeting of the shareholders of the Corporation held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of Preferred Stock of all series shall have the right, voting as a class, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors of the Corporation shall be reduced by two, and such voting right of the holders of shares of Preferred Stock shall cease, subject to increase in the number of directors as aforesaid and to revesting of such voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as aforesaid.

         5. Action by Corporation requiring approval of Preferred Stock. The Corporation shall not, without the affirmative vote at a meeting, or the written consent with or without a meeting,


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of the holders of at least two-thirds of the then outstanding shares of
Preferred Stock of all series (a) create or increase the authorized number of shares of any class of stock ranking as to dividends or assets prior to the Preferred Stock; or (b) change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights granted to or imposed upon the shares of Preferred Stock in any material respect adverse to the holders thereof, provided that if any such change will affect any particular series materially and adversely as contrasted with the effect thereof upon any other series, no such change may be made without, in addition, such vote or consent of the holders of at least two-thirds of the then outstanding shares of the particular series which would be so affected.

         6. Redemption and acquisition. (a) Except as otherwise provided by the Board of Directors as authorized hereby, the Corporation, at its option to be exercised by its Board of Directors, may redeem the whole or any part of the Preferred Stock or of any series thereof at such times and at the applicable amount for each share which shall have been fixed and determined hereby or by the Board of Directors as authorized hereby with respect thereto, plus, in case dividends shall have been determined hereby or by the Board of Directors as authorized hereby to be cumulative, an amount equal to the accrued and unpaid dividends thereon (to the extent cumulative) computed to the date fixed for redemption, whether or not earned or declared (hereinafter collectively called the "redemption price"). If at any time less than all of the Preferred Stock then outstanding is to be called for redemption, the Board may select one or more series to be redeemed, and if less than all the outstanding Preferred Stock of any series is to be called for redemption, the shares to be redeemed may be selected by lot or by such other equitable method as the Board in its discretion may determine. Notice of every redemption, stating the redemption date, the redemption price, and the place of payment thereof, and, if less than all of the Preferred Stock then outstanding is called for redemption, identifying the shares to be redeemed, shall be published at least once in a newspaper printed in the English language and of general circulation in the City of Philadelphia, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for redemption. Copies of such notice shall be mailed at least 30 days and not more than 60 days prior to the date fixed for redemption to the holders of record of the shares to be redeemed at their addresses as the same shall appear on the books of the Corporation, but failure to give such additional notice by mail or any defect therein or failure of any addressee to receive it shall not affect the validity of the proceedings for redemption. The Corporation, upon publication of the first notice of redemption as aforesaid or upon irrevocably authorizing the bank or trust company hereinafter mentioned to publish such notice as aforesaid, may deposit or cause to be deposited in trust with a bank or trust company in the City of Philadelphia, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, an amount equal to the redemption price of the shares to be redeemed, which amount shall be payable to the holders thereof upon surrender of certificates therefor on or after the date fixed for redemption or prior thereto if so directed by the Board of Directors. Upon such deposit, or if no such deposit is made then from and after the date fixed for redemption unless the Corporation shall default in making payment of the redemption price upon surrender of certificates as aforesaid, the shares called for redemption shall cease to be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares other than the right to receive the redemption


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price from such bank or trust company or from the Corporation, as the case may be, without interest thereon, upon surrender of certificates as aforesaid; provided that conversion rights of shares called for redemption shall terminate at the close of business on the date fixed for redemption or at such earlier time as shall have been fixed by the Board of Directors as authorized hereby. Any funds so deposited which shall not be required for such redemption because of the exercise of conversion rights subsequent to the date of such deposit shall be returned to the Corporation. In case any holder of shares called for redemption shall not, within six years after the date of such deposit, have claimed the amount deposited with respect to the redemption thereof, such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof to such holder, and thereafter such holder shall look only to the Corporation for payment thereof. Any interest which may accrue on funds so deposited shall be paid to the Corporation from time to time.

             (b) Except as otherwise provided by the Board of Directors as authorized hereby, the Corporation shall have the right to acquire Preferred Stock from time to time at such price or prices as the Corporation may determine, provided that unless dividends (to the extent cumulative) payable for all past quarterly dividend periods on all outstanding shares of Preferred Stock entitled to cumulative dividends have been paid, or declared and set apart for payment, in full, the Corporation shall not acquire for value any shares of Preferred Stock except in accordance with an offer (which may vary as to terms offered with respect to shares of different series but not with respect to shares of the same series) made in writing or by publication (as determined by the Board of Directors) to all holders of record of shares of Preferred Stock.

              (c) Except as otherwise provided by the Board of Directors as authorized hereby, Preferred Stock redeemed or acquired by the Corporation otherwise than by conversion shall not be cancelled or retired except by action of the Board and shall have the status of authorized and unissued Preferred Stock which may be reissued by the Board as shares of the same or any other series until cancelled and retired by action of the Board, but, at the option of the Board, Preferred Stock acquired otherwise than by redemption or conversion may be held as treasury shares which may be reissued by the Board until cancelled and retired by action of the Board.

             $1.80 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

         7. Designation. A series of Preferred Stock designated $1.80 Cumulative Convertible Preferred Stock, Series A (Redeemable) (herein called "Series A Preferred Stock") is hereby established, consisting of 98,583 shares subject to increase or decrease in the number of shares in accordance with law.

         8. Dividends. The dividend rate of shares of this series shall be $1.80 per share per year, payable quarterly on the tenth day of each March, June, September and December. Dividends shall be cumulative from the March 10, June 10, September 10 or December 10 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of $1.80 Cumulative Convertible Preferred Stock of Provident National Corporation, a predecessor of the Corporation

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(such stock having been converted into the Series A Preferred Stock), entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such quarterly dividend payment date.

         9. Liquidation. The amount payable upon shares of Series A Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series A Preferred Stock, shall be $40.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

         10. Redemption. Shares of Series A Preferred Stock shall be redeemable at any time at $40.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared.

         11. Voting Rights. Each holder of record of Series A Preferred Stock shall have the right to a number of votes equal to the number of full shares of Common Stock into which the share or shares of Series A Preferred Stock standing in his name on the books of the Corporation are at the time convertible.

         12. Conversion provisions. (a) Shares of Series A Preferred Stock may, at the option of the holder, be converted into Common Stock of the Corporation (as such stock may be constituted on the conversion date) at the rate of two shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment as provided herein; provided that, as to any shares of Series A Preferred Stock which shall have been called for redemption, the conversion right shall terminate at the close of business on the date fixed for redemption.

              (b) The holder of a share or shares of Series A Preferred Stock may exercise the conversion right as to any thereof by delivering to the Corporation, during regular business hours, at its principal office or at the office of any of its transfer agents for the Series A Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check, cash, scrip certificate or other adjustment in respect of any fraction of a share as provided in Section 12(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of such Common Stock of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of such Common Stock of record on the next

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succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the conversion date.

              (c) No payment or adjustment shall be made for dividends accrued on any shares of Series A Preferred Stock converted or for dividends on any shares of Common Stock issuable on conversion.

              (d) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation's Common Stock on the principal stock exchange on which the Common Stock is then listed on the last business day before the conversion date or, if there was no reported sale on that date, the average of the closing bid and asked quotations on that exchange on that day or, if the Common Stock is not then listed on any stock exchange, the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

              (e) The issuance of Common Stock on conversion of Series A Preferred Stock shall be without charge to the converting holder of Series A Preferred Stock for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

              (f) The conversion rate provided in Section 12(a) shall be subject to the following adjustments, which shall be made to the nearest one-hundredth of a share of Common Stock or, if none, to the next lower one-hundredth:

                       (1) If the Corporation shall pay to the holders of its
                  Common Stock a dividend in shares of Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective at the opening of business on the next following full business day.

                       (2) If the Corporation shall split the outstanding
                  shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller


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                  number, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

                       (3) If the Corporation shall issue to the holders of
                  its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than 90% of the Current Market Price (as defined below in this paragraph) of the Corporation's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion rate in effect immediately prior to said record date shall be increased, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation's Common Stock at said record date. The term "Current Market Price" at said record date shall mean the average of the daily last reported sale prices per share of the Corporation's Common Stock on the principal stock exchange on which the Common Stock is then listed during the 20 consecutive full business days commencing with the 30th full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that exchange on that day, and provided further that if the Common Stock was not listed on any stock exchange on any such day or days there shall be substituted the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

              (g) No adjustment of the conversion rate provided in Section 12(a) shall be made by reason of the issuance of Common Stock for cash except as provided in Section 12(f)(3), or by reason of the issuance of Common Stock for property or services. Whenever the conversion rate is adjusted pursuant to
Section 12(f), the Corporation shall (1) promptly place on file at its principal office and at the office of each of its transfer agents for the Series A Preferred Stock a statement signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion rate after such adjustment, and shall make such statement available for inspection by shareholders of the Corporation, and (2) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the City of Philadelphia, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, stating that such adjustment has been made and the adjusted conversion rate.


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              (h) If the Corporation shall issue to the holders of its Common
Stock rights or warrants to subscribe for or purchase shares of its Common Stock or any other security, or if the Corporation shall distribute to the holders of its Common Stock any evidences of indebtedness or any other assets (excluding dividends and distributions in cash), the Corporation shall mail to each holder of record of a share or shares of Series A Preferred Stock, at his address as it shall appear on the books of the Corporation, a notice stating the record date fixed or to be fixed for the determination of the holders of Common Stock of record entitled to such issuance or distribution. Such notice shall be mailed at least 10 days before such record date. Failure to mail such notice or any defect therein or failure of any addressee to receive it shall not affect the validity of such issuance or distribution or any vote thereon.

              (i) In case of any reclassification or change in the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (1) that the holder of each share of Series A Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock might have been converted immediately prior thereto, and (2) that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in Section 12(f). The provisions of this Section 12(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

              (j) Shares of Common Stock issued on conversion of shares of Series A Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall at all times reserve and keep available for the purpose of effecting the conversion of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

              (k) Shares of Series A Preferred Stock converted as provided herein shall not be reissued.

             $1.80 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B

         13. Designation. A series of Preferred Stock designated $1.80 Cumulative Convertible Preferred Stock, Series B (Nonredeemable) (herein called "Series B Preferred Stock") is hereby established consisting of 38,542 shares subject to increase or decrease in the number of shares in accordance with law.


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         14. Dividends. The dividend rate of shares of Series B Preferred Stock shall be $1.80 per share per year, payable quarterly on the tenth day of each March, June, September and December. Dividends shall be cumulative from the March 10, June 10, September 10 or December 10 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of $1.80 Cumulative Convertible Preferred Stock, 1971 Series, of Provident National Corporation, a predecessor of the Corporation (such stock having been converted into the Series B Preferred Stock), entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such quarterly dividend payment date.

         15. Liquidation. The amount payable upon shares of Series B Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series B Preferred Stock, shall be $40.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

         16. Rank. The Series B Preferred Stock shall rank, as to dividends and assets, equally with the series of Preferred Stock of the Corporation designated $1.80 Cumulative Convertible Preferred Stock, Series A (Redeemable).

         17. Redemption. Shares of Series B Preferred Stock shall not be redeemable.

         18. Voting rights. Each holder of record of Series B Preferred Stock shall have the right to a number of votes equal to the number of full shares of Common Stock into which the share or shares of Series B Preferred Stock standing in his name on the books of the Corporation are at the time convertible.

         19. Conversion provisions. (a) Shares of Series B Preferred Stock may, at the option of the holder, be converted into Common Stock of the Corporation (as such stock may be constituted on the conversion date) at the rate of two shares of Common Stock for each share of Series B Preferred Stock, subject to adjustment as provided herein.

              (b) The holder of a share or shares of Series B Preferred Stock may exercise the conversion right as to any thereof by delivering to the Corporation during regular business hours, at its principal office or at the office of any of its transfer agents for the Series B Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check, cash, scrip

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certificate or other adjustment in respect of any fraction of a share as provided in Section 19(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of such Common Stock of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of such Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the conversion date.

              (c) No payment or adjustment shall be made for dividends accrued on any shares of Series B Preferred Stock converted or for dividends on any shares of Common Stock issuable on conversion.

              (d) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation's Common Stock on the principal stock exchange on which the Common Stock is then listed on the last business day before the conversion date or, if there was no reported sale on that date, the average of the closing bid and asked quotations on that exchange on that day or, if the Common Stock is not then listed on any stock exchange, the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

              (e) The issuance of Common Stock on conversion of Series B Preferred Stock shall be without charge to the converting holder of Series B Preferred Stock for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of Series B Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

              (f) The conversion rate provided in Section 19(a) above shall be subject to the following adjustments, which shall be made to the nearest one-hundredth of a share of Common Stock or, if none, to the next lower one-hundredth:

                       (1) If the Corporation shall pay to the holders of
                  its Common Stock a dividend in shares of Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective at the opening of business on the next following full business day.

                       (2) If the Corporation shall split the outstanding
                  shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

                       (3) If the Corporation shall issue to the holders of
                  its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than 90% of the Current Market Price (as defined below in this paragraph) of the Corporation's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion rate in effect immediately prior to said record date shall be increased, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation's Common Stock at said record date. The term "Current Market Price" at said record date shall mean the average of the daily last reported sale prices per share of the Corporation's Common Stock on the principal stock exchange on which the Common Stock is then listed during the 20 consecutive full business days commencing with the 30th full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that exchange on that day, and provided further that if the Common Stock was not listed on any stock exchange on any such day or days there shall be substituted the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

              (g) No adjustment of the conversion rate provided in Section 19(a) above shall be made by reason of the issuance of Common Stock for cash except as provided in Section 19(f)(3) above, or by reason of the issuance of Common Stock for property or services. Whenever the conversion rate is adjusted pursuant to
Section 19(f) above the Corporation shall (1) promptly place on file at its principal office and at the office of each of its transfer agents for the Series B Preferred Stock a statement signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion rate after such adjustment, and shall make such statement available for inspection by shareholders of the Corporation, and (2) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the City of Philadelphia, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, stating that such adjustment has been made and the adjusted conversion rate.

              (h) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock or any other security, or if the Corporation shall distribute to the holders of its Common Stock any evidences of indebtedness or any other assets (excluding dividends and distributions in cash), the Corporation shall mail to each holder of record of a share or shares of Series B Preferred Stock, at his address as it shall appear on the books of the Corporation, a notice stating the record date fixed or to be fixed for the determination of the holders of Common Stock of record entitled to such issuance or distribution. Such notice shall be mailed at least 10 days before such record date. Failure to mail such notice or any defect therein or failure of any addressee to receive it shall not affect the validity of such issuance or distribution or any vote thereon.

              (i) In case of any reclassification or change of the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (1) that the holder of each share of Series B Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of Series B Preferred Stock might have been converted immediately prior thereto, and (2) that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in Section 19(f) above. The provisions of this Section 19(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

              (j) Shares of Common Stock issued on conversion of shares of Series B Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall at all times reserve and keep available for the purpose of effecting the conversion of Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock.

              (k) Shares of Series B Preferred Stock converted as provided herein shall not be reissued.

         20. Retirement or sinking fund. The shares of Series B Preferred Stock shall not be entitled to the benefit of any retirement or sinking fund to be applied to the purchase or redemption of such shares.

             $1.60 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C

         21. Designation. A series of Preferred Stock designated "$1.60 Cumulative Convertible Preferred Stock, Series C" (herein called "Series C Preferred Stock") is hereby established, consisting of 1,433,935 shares subject to increase or decrease in the number of shares in accordance with law.

         22. Rank. Series C Preferred Stock shall rank, as to dividends and assets, equally with the Series A Preferred Stock and the Series B Preferred Stock and every other share of capital stock from time to time outstanding which is not Common Stock of the Corporation and which is not specifically made senior or subordinate to the Series C Preferred Stock as to dividends or assets.

         23. Dividends. The dividend rate of shares of this series shall be $1.60 per share per year, payable in equal quarterly installments on the first day of each January, April, July and October. Dividends shall be cumulative from the January 1, April 1, July 1 and October 1 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of record of Series C Preferred Stock entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such dividend payment date.

         24. Liquidation. The amount payable upon shares of Series C Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series C Preferred Stock, shall be $20.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

         25. Redemption. Shares of Series C Preferred Stock shall be redeemable at any time after February 1, 1989 at $20.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared.

         26. Voting rights. Each holder of record of Series C Preferred Stock shall have the right to a number of votes equal to the number of full shares of Common Stock into which the share or shares of Series C Preferred Stock standing in his name on the books of the Corporation are at the time convertible.

         27. Conversion provisions. (a) Shares of Series C Preferred Stock may, at the option of the holder, be converted into Common Stock of the Corporation (as such stock may be constituted on the conversion date) at the conversion price, determined as hereinafter provided, in effect at the time of conversion, subject to adjustment as provided herein; provided that, as to any shares of Series C Preferred Stock which shall have been called for redemption, the conversion right shall terminate at the close of business on the date fixed for redemption. The value of each share of Series C Preferred Stock for the purpose of such conversion shall be $20.00. The price at which shares of Common Stock of the Corporation shall be delivered upon conversion (herein called the "conversion price") shall initially be $48.00 per share of Common Stock of the Corporation.

              (b) The holder of a share or shares of Series C Preferred Stock may exercise the conversion right as to any thereof by delivering to the Corporation, during regular business hours, at its principal office or at the office of any of its transfer agents for the Series C Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and cash, scrip certificate or other adjustment in respect of any fraction of a share as provided in Section 27(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of such Common Stock of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of such Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion price shall be that in effect on the conversion date.

              (c) No payment or adjustment shall be made for dividends accrued on any shares of Series C Preferred Stock converted or for dividends on any shares of Common Stock issuable on conversion.

              (d) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series C Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation's Common Stock on the principal stock exchange on which the Common Stock is then listed (or if not so listed, on the over-the-counter market) for the last business day before the conversion date or, if there was no reported sale on that day, the last reported sales price on the first preceding day for which such price is available.

              (e) The issuance of Common Stock on conversion of Series C Preferred Stock shall be without charge to the converting holder of Series C Preferred Stock for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of Series C Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

              (f) The conversion rate provided in Section 27(a) shall be subject to the following adjustments, which shall be made to the nearest cent:

                       (1) If the Corporation shall pay to the holders of
                  its Common Stock a dividend in shares of Common Stock, the conversion price in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately decreased, effective at the opening of business on the next following full business day.

                       (2) If the Corporation shall split the outstanding
                  shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion price in effect immediately prior to such action shall be proportionately decreased in the case of a split or increased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

                       (3) If the Corporation shall issue to the holders of
                  its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than 90% of the Current Market Price (as defined below in this paragraph) of the Corporation's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion price in effect immediately prior to said record date shall be adjusted, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion price by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation's Common Stock at said record date and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase. The term "Current Market Price" at said record date shall mean the average of the daily last reported sale prices per share of the Corporation's Common Stock on the principal stock exchange on which the Common Stock is then listed (or if not so listed, then on the over-the-counter market) during the 20 consecutive full business days commencing with the 30th full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that day obtained from the market specialist assigned to the Corporation (or a market maker in the case of the over-the-counter market).

                       (4) The Corporation may make such reductions in the
                  conversion price, in addition to those required by the foregoing provisions, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

              (g) No adjustment of the conversion price provided in Section 27(a) shall be made by reason of the issuance of Common Stock for cash except as provided in Section 27(f)(3), or by reason of the issuance of Common Stock for property or services. Whenever the conversion price is adjusted pursuant to
Section 27(f), the Corporation shall (1) promptly place on file at its principal office and at the office of each of its transfer agents for the Series C Preferred Stock a statement signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion price after such adjustment, and shall make such statement available for inspection by shareholders of the Corporation, and (2) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the City of Erie, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, stating that such adjustment has been made and the adjusted conversion price.

              (h) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock or any other security, or if the Corporation shall distribute to the holders of its Common Stock any evidences of indebtedness or any other assets (excluding dividends and distributions in cash), the Corporation shall mail to each holder of record of a share or shares of Series C Preferred Stock, at his address as it shall appear on the books of the Corporation, a notice stating the record date fixed or to be fixed for the determination of the holders of Common Stock of record entitled to such issuance or distribution. Such notice shall be mailed at least 10 days before such record date. Failure to mail such notice or any defect therein or failure of any addressee to receive it shall not affect the validity of such issuance or distribution or any vote thereon.

              (i) In case of any reclassification or change in the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except an increase in the number of outstanding shares or a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (1) that the holder of each share of Series C Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of Series C Preferred Stock might have been converted immediately prior thereto, and (2) that there shall be subsequent adjustments of the conversion price which shall be equivalent, as nearly as practicable, to the adjustments provided for in
Section 27(f). The provisions of this Section 27(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

              (j) Shares of Common Stock issued on conversion of shares of Series C Preferred Stock shall be issued as fully paid shares and shall be non-assessable by the Corporation. The Corporation shall at all times reserve and keep available for the purpose of effecting the conversion of Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

              (k) Shares of Series C Preferred Stock converted as provided herein shall not be reissued.

             $1.80 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES D

         28. Designation. A series of Preferred Stock designated "$1.80 Cumulative Convertible Preferred Stock, Series D" (herein called "Series D Preferred Stock") is hereby established, consisting of 1,766,140 shares subject to increase or decrease in the number of shares in accordance with law.

         29. Rank. Series D Preferred Stock shall rank, as to dividends and assets, equally with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and every other share of capital stock from time to time outstanding which is not Common Stock of the Corporation and which is not specifically made senior or subordinate to the Series D Preferred Stock as to dividends or assets.

         30. Dividends. The dividend rate of shares of this series shall be $1.80 per share per year, payable in equal quarterly installments on the first day of each January, April, July and October. Dividends shall be cumulative from the January 1, April 1, July 1 and October 1 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of record of Series D Preferred Stock entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such dividend payment date.

         31. Liquidation. The amount payable upon shares of Series D Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series D Preferred Stock, shall be $20.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

         32. Redemption. Shares of Series D Preferred Stock shall be redeemable at any time after February 1, 1990 at $20.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared.

         33. Voting rights. Each holder of record of Series D Preferred Stock shall have the right to a number of votes equal to the number of full shares of Common Stock into which the share or shares of Series D Preferred Stock standing in his name on the books of the Corporation are at the time convertible.

         34. Conversion provisions. (a) Shares of Series D Preferred Stock may, at the option of the holder, be converted into Common Stock of the Corporation (as such stock may be constituted on the conversion date) at the conversion price, determined as hereinafter provided, in effect at the time of conversion, subject to adjustment as provided herein; provided that, as to any shares of Series D Preferred Stock which shall have been called for redemption, the conversion right shall terminate at the close of business on the date fixed for redemption. The value of each share of Series D Preferred Stock for the purpose of such conversion shall be $20.00. The price at which shares of Common Stock of the Corporation shall be delivered upon conversion (herein called the "conversion price") shall initially be $48.00 per share of Common Stock of the Corporation.

              (b) The holder of a share or shares of Series D Preferred Stock may exercise the conversion right as to any thereof by delivering to the Corporation, during regular business hours, at its principal office or at the office of any of its transfer agents for the Series D Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and cash, scrip certificate or other adjustment in respect of any fraction of a share as provided in Section 34(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of such Common Stock of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of such Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion price shall be that in effect on the conversion date.

              (c) No payment or adjustment shall be made for dividends accrued on any shares of Series D Preferred Stock converted or for dividends on any shares of Common Stock issuable on conversion.

              (d) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of Series D Preferred Stock. If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series D Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation's Common Stock on the principal stock exchange on which the Common Stock is then listed (or if not so listed, on the over-the-counter market) for the last business day before the conversion date or, if there was no reported sale on that day, the last reported sales price on the first preceding day for which such price is available.

              (e) The issuance of Common Stock on conversion of Series D Preferred Stock shall be without charge to the converting holder of Series D Preferred Stock for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of Series D Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

             (f) The conversion price provided in Section 34(a) shall be subject to the following adjustments, which shall be made to the nearest cent:

                       (1) If the Corporation shall pay to the holders of
                  its Common Stock a dividend in shares of Common Stock, the conversion price in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately decreased, effective at the opening of business on the next following full business day.

                       (2) If the Corporation shall split the outstanding
                  shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion price in effect immediately prior to such action shall be proportionately decreased in the case of a split or increased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

                       (3) If the Corporation shall issue to the holders of
                  its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than 90% of the Current Market Price (as defined below in this paragraph) of the Corporation's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion price in effect immediately prior to said record date shall be adjusted, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion price by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation's Common Stock at said record date and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase. The term "Current Market Price" at said record date shall mean the average of the daily last reported sale prices per share of the Corporation's Common Stock on the principal stock exchange on which the Common Stock is then listed (or if not so listed, then on the over-the-counter market) during the 20 consecutive full business days commencing with the 30th full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that day obtained from the market specialist assigned to the Corporation (or a market maker in the case of the over-the-counter market).

                       (4) The Corporation may make such reductions in the
                  conversion price, in addition to those required by the foregoing provisions, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

              (g) No adjustment of the conversion price provided in Section 34(a) shall be made by reason of the issuance of Common Stock for cash except as provided in Section 34(f)(3), or by reason of the issuance of Common Stock for property or services. Whenever the conversion price is adjusted pursuant to
Section 34(f) the Corporation shall (1) promptly place on file at its principal office and at the office of each of its transfer agents for the Series D Preferred Stock a statement signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion price after such adjustment, and shall make such statement available for inspection by shareholders of the Corporation, and (2) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the City of Scranton, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, stating that such adjustment has been made and the adjusted conversion price.

              (h) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock or any other security, or if the

Corporation shall distribute to the holders of its Common Stock any evidences of indebtedness or any other assets (excluding dividends and distributions in cash), the Corporation shall mail to each holder of record of a share or shares of Series D Preferred Stock, at his address as it shall appear on the books of the Corporation, a notice stating the record date fixed or to be fixed for the determination of the holders of Common Stock of record entitled to such issuance or distribution. Such notice shall be mailed at least 10 days before such record date. Failure to mail such notice or any defect therein or failure of any addressee to receive it shall not affect the validity of such issuance or distribution or any vote thereon.

              (i) In case of any reclassification or change in the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except an increase in the number of outstanding shares or a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (1) that the holder of each share of Series D Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of Series D Preferred Stock might have been converted immediately prior thereto, and (2) that there shall be subsequent adjustments of the conversion price which shall be equivalent, as nearly as practicable, to the adjustments provided for in Section 34(f). The provisions of this Section 34(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

             (j) Shares of Common Stock issued on conversion of shares of Series D Preferred Stock shall be issued as fully paid shares and shall be non-assessable by the Corporation. The Corporation shall at all times reserve and keep available for the purpose of effecting the conversion of Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock.

              (k) Shares of Series D Preferred Stock converted as provided herein shall not be reissued.

              $2.60 CUMULATIVE NONVOTING PREFERRED STOCK, SERIES E

         35. Designation. A series of Preferred Stock designated "$2.60 Cumulative Nonvoting Preferred Stock, Series E" (herein called "Series E Preferred Stock") is hereby established, consisting of 338,100 shares subject to increase or decrease in the number of shares in accordance with law.

         36. Rank. Series E Preferred Stock shall rank, as to dividends and assets, equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and every other share of capital stock from time to time outstanding which is not Common Stock of the Corporation and which is not specifically made senior or subordinate to the Series E Preferred Stock as to dividends or assets.

         37. Dividends. The dividend rate of shares of this series shall be $2.60 per share per year, payable in equal quarterly installments on the first day of each January, April, July and October. Dividends shall be cumulative from the January 1, April 1, July 1 and October 1 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of record of Series E Preferred Stock entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such dividend payment date.

         38. Liquidation. The amount payable upon shares of Series E Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series E Preferred Stock, shall be $27.75 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

         39. Redemption. Shares of Series E Preferred Stock shall be redeemable at any time after February 1, 1990 at $27.75 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared.

         40. Voting rights. The holder of Series E Preferred Stock shall not be entitled to vote on any matter, except as otherwise required by law.

         41. Conversion rights. The holders of Series E Preferred Stock shall have no right to convert shares of Series E Preferred Stock into any other security of the Corporation.

          FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK, SERIES F

         42. Designation. A series of Preferred Stock designated
"Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F" (herein called "Series F Preferred Stock") is hereby established, consisting of 6,000,000 shares subject to increase or decrease in the number of shares in accordance with law.

         43. Rank. Series F Preferred Stock shall rank, as to dividends and assets, equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and every other share of capital stock from time to time outstanding which is not Common Stock of the Corporation and which is not specifically made senior to or subordinate to the Series F Preferred Stock as to dividends or assets.

         44. Dividends. (a) Through September 29, 2001, the dividend rate per share of Series F Preferred Stock shall be 6.05% or $3.025 per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing December 31, 1996. The initial dividend for the dividend period commencing on October 9. 1996 to (but not including) December 31, 1996, shall be $.6806 per share and shall be payable on December 31, 1996. On and after September 30, 2001, dividends on the Series F Preferred Stock shall be payable quarterly on each Dividend Payment Date at the Applicable Rate (as defined in subsection (c) of this Section 44) per share from time to time in effect. If a Dividend Payment Date is not a business day, dividends (if declared) on the Series F Preferred Stock shall be paid on the immediately preceding business day. A dividend period with respect to a Dividend Payment Date is the period commencing on the immediately preceding Dividend Payment Date and ending on the day immediately prior to the next succeeding Dividend Payment Date. Each such dividend shall be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as will be fixed by the Corporation's Board of Directors or a duly authorized committee thereof.

              (b) Dividends on the Series F Preferred Stock shall not be cumulative and no rights shall accrue to the holders of the Series F Preferred Stock by reason of the fact that the Corporation may fail to declare or pay dividends on the Series F Preferred Stock in any amount in any year, whether or not the earnings of the Corporation in any year were sufficient to pay such dividends in whole or in part.

              (c) Except as provided below in this subsection c of this Section 44, the "Applicable Rate" per annum for any dividend period beginning on or after September 30, 2001 shall be equal to .35% plus the Effective Rate (as hereinafter defined), but not less than 6.55% nor greater than 12.55% (without taking into account any adjustments as described in subsection (d) of this
Section 44). The "Effective Rate" for any dividend period beginning on or after September 30, 2001 shall be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event that the Corporation determines in good faith that for any reason: (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Effective Rate for such dividend period shall be equal to the higher of whichever two of such rates can be so determined; (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for such dividend period shall be equal to whichever such rate can be so determined; or (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for the preceding dividend period shall be continued for such dividend period.

Except as described in this subsection (c) of this Section 44, the "Treasury Bill Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last 10 calendar days preceding the dividend period for which the dividend rate on the Series F Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any dividend period as provided in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 or more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

Except as described in this subsection (c) of this Section 44, the "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last 10 calendar days preceding the dividend period for which the dividend rate on the Series F Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than 12 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than 12 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

Except as described in this subsection (c) of this Section 44, the "Thirty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last 10 calendar days preceding the dividend period for which the dividend rate on the Series F Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than 28 nor more than 30 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 28 nor more than 30 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward.

The Applicable Rate with respect to each dividend period beginning on or after September 30, 2001 shall be calculated as promptly as practicable by the Corporation according to the appropriate method described in this subsection (c) of this Section 44. The Corporation shall cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Series F Preferred Stock.

For the purposes of this subsection (c) of this Section 44, the following terms shall have the following meanings: (i) "Calendar Period" means a period of 14 calendar days; (ii) "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor agency; (iii) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; (iv) the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 10 years); and (v) "Thirty Year Average Yield" means the average yield to maturity for actively traded Treasury fixed interest rate securities (adjusted to constant maturities of 30 years).

              (d) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that change the percentage of the dividends received deduction (70% as of October 4, 1996) as specified in Section 243(a)(l) of the Code or any successor provision (the "Dividends Received Percentage"), as applicable to the Series F Preferred Stock, the amount of each dividend payable per share of the Series F Preferred Stock for dividend payments made on or after the later of the date of enactment or the effective date of such change shall be adjusted by multiplying the amount of the dividend payable determined as described under subsection (a) of this Section 44 (before adjustment) by a factor, which shall be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

l - [.35 (l - .70)]
-------------------
l - [.35 (l - DRP)]

For purposes of the DRD Formula. "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the dividends received deduction set forth in Section 243(a)(l) of the Code or any successor provision, as applicable to the Series F Preferred Stock, shall give rise to an adjustment. Notwithstanding the foregoing provisions of this subsection (d) of this Section 44, in the event that, with respect to any such amendment, the Corporation shall receive an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation and approved by Cravath, Swaine & Moore (which approval shall not be unreasonably withheld) or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Series F Preferred Stock, then any such amendment shall not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence shall be based upon a specific provision in the legislation or upon a published pronouncement of the Internal Revenue Service addressing such legislation. The Corporation's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

If any amendment to the Code which reduces the Dividends Received Percentage, as applicable to the Series F Preferred Stock, is enacted and becomes effective after a dividend payable on a Dividend Payment Date has been declared, the amount of dividend payable on such Dividend

Payment Date shall not be increased; but instead, an amount, equal to the excess of (x) the product of the dividends paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) and (y) the dividends paid by the Corporation on such Dividend Payment Date, shall be payable to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

If prior to April 1, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage, as applicable to the Series F Preferred Stock, and such reduction retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series F Preferred Stock (each an "Affected Dividend Payment Date"), the Corporation shall pay (if declared) additional dividends (the "Additional Dividends") on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the Dividends Received Percentage applicable to each Affected Dividend Payment Date) over (y) the dividends paid by the Corporation on each Affected Dividend Payment Date.

Additional Dividends shall not be paid in respect of the enactment of any amendment to the Code on or after April 1, 1997 which retroactively reduces the Dividends Received Percentage, or if prior to April l, 1997, such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Corporation shall only make one payment of Additional Dividends.

In the event that the amount of dividend payable per share of the Series F Preferred Stock shall be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to the holders of the Series F Preferred Stock.

In the event that the Dividends Received Percentage, applicable to the Series F Preferred Stock, is reduced to 40% or less, the Corporation may at its option, redeem the Series F Preferred Stock as a whole, but not in part, as described in
Section 46 below.

         45. Liquidation. The amount payable upon shares of Series F Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinated to the Series F Preferred Stock, shall be $50.00 per share plus an amount equal to accrued and unpaid dividends, whether or not earned or declared, computed thereon from the immediately preceding Dividend Payment Date (but without cumulation for unpaid dividends for prior dividend periods on the Series F Preferred Stock) to the date on which payment thereof is made available.

         46. Redemption. (a) Prior to September 30, 2001, shares of Series F Preferred Stock shall not be redeemable, except under the circumstances described in subsection (b) of this Section 46. Shares of Series F Preferred Stock shall be redeemable by the Corporation, in whole or in part, at any time and from time to time on and after September 30, 2001 at $50.00 per share plus an amount equal to accrued and unpaid dividends, whether or not earned or declared, computed thereon from the immediately preceding Dividend Payment Date (but without cumulation for unpaid dividends for prior dividend periods on the Series F Preferred Stock) to the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends, if any (each as defined in subsection (d) of Section
44).

              (b) Notwithstanding anything to the contrary in subsection (a) of this Section 46, if the Dividends Received Percentage is equal to or less than 40% and, as a result, the amount of dividends on the Series F Preferred Stock on any Dividend Payment Date will be or is adjusted upwards as described in subsection (d) of Section 44 above, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of Series F Preferred Stock; provided, however, that within 60 days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 40 percent or less, the Corporation sends notice to the holders of the Series F Preferred Stock of such redemption. Any redemption of Series F Preferred Stock in accordance with this Section 46(b) shall take place on the date specified in the notice, which shall not be less than 30 days nor more than 60 days from the date such notice is sent to holders of Series F Preferred Stock. Any redemption of Series F Preferred Stock in accordance with this Section 46(b) shall be on notice as aforesaid at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends computed thereon from the immediately preceding Dividend Payment Date (but without any cumulation for unpaid dividends for prior dividend periods on Series F Preferred Stock) to the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends, if any, whether or not earned or declared.

Redemption Period                                    Redemption Price Per Share
-----------------                                    --------------------------
October 9, 1996 through September 29, 1997                     $52.50
September 30, 1997 through September 29, 1998                   52.00
September 30, 1998 through September 29, 1999                   51.50
September 30, 1999 through September 29, 2000                   51.00

September 30, 2000 through September 29, 2001                   50.50
On or after September 30, 2001                                  50.00

              (c) Holders of Series F Preferred Stock shall have no right to require the redemption of shares of Series F Preferred Stock.

         47. Voting Rights. Holders of Series F Preferred Stock shall have no voting rights except as set forth in Section 4 and Section 5 of ARTICLE SEVENTH of the Corporation's Articles of Incorporation or as otherwise required from time to time by law.

         48. Conversion Rights. Shares of Series F Preferred Stock shall not be convertible into shares of Common Stock or any other security of the Corporation.

                  JUNIOR PARTICIPATING PREFERRED STOCK, SERIES G

         49. Designation and Amount. The shares of such series shall be designated as "Series G Junior Participating Preferred Stock" (the "Series G Preferred Stock") and the number of shares constituting the Series G Preferred Stock initially shall be 450,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series G Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series G Preferred Stock.

         50. Dividends and Distributions.

              (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series G Preferred Stock with respect to dividends, the holders of shares of Series G Preferred Stock, in preference to the holders of Common Stock, par value $5.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series G Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series G Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in

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shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series G Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) The Corporation shall declare a dividend or distribution on the Series G Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.10 per share on the Series G Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series G Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series G Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series G Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         51. Voting Rights. The holders of shares of Series G Preferred Stock shall have the following voting rights:

              (A) Subject to the provision for adjustment hereinafter set forth, each share of Series G Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series G Preferred Stock were entitled immediately prior

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

to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) Except as otherwise provided herein, in any other Statement with Respect to Shares pursuant to Section 1522 of the Business Corporation Law or amendment to the Corporation's Amended and Restated Articles of Incorporation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series G Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

              (C) Except as set forth herein, or as otherwise provided by law, holders of Series G Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         52. Certain Restrictions.

              (A) Whenever quarterly dividends or other dividends or distributions payable on the Series G Preferred Stock as provided in
         Section 50 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series G Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                       (i) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series G Preferred Stock;

                       (ii) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock, except dividends paid ratably on the Series G Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                       (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series G Preferred Stock; or

                       (iv) redeem or purchase or otherwise acquire for
                  consideration any shares of Series G Preferred Stock, or any shares of stock ranking on a parity with the Series G Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 52, purchase or otherwise acquire such shares at such time and in such manner.

         53. Reacquired Shares. Except as otherwise provided by action of the Board of Directors, any shares of Series G Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (other than by conversion) shall not be retired or cancelled but shall become authorized but unissued shares of Preferred Stock and may be reissued as part of the same or a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation of the Corporation, or in any other Statement with Respect to Shares pursuant to
Section 1522 of the Business Corporation Law creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         54. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock unless, prior thereto, the holders of shares of Series G Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series G Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock, except distributions made ratably on the Series G Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series G Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event

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

and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         55. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, division or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series G Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series G Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         56. No Redemption. The shares of Series G Preferred Stock shall not be redeemable.

         57. Rank. The Series G Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         58. Amendment. If any shares of Series G Preferred Stock are then outstanding, the Amended and Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series G Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock, voting together as a single class.


                                  COMMON STOCK

         59. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in his name on the books of the Corporation.

              PROVISIONS APPLICABLE TO ALL CLASSES OF CAPITAL STOCK

         60. No holder of any class of capital stock of the Corporation shall be entitled to cumulate his votes for the election of directors.

         61. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option rights or any securities having conversion or option rights, without first offering such shares, rights or securities to any holders of any class of capital stock of the Corporation.





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